UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-2191918
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Daimler Street

Santa Ana, CA 92705

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271929

Securities to be registered pursuant to Section 12(g) of the Act: N/A (Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed by NKGen Biotech, Inc. (the “Registrant”), formerly known as Graf Acquisition Corp. IV, with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the transfer of the listing of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), and its warrants to purchase shares of Common Stock, each exercisable for one share of Common Stock at an exercise price of $11.50 per share (the “Warrants”), from the New York Stock Exchange to The Nasdaq Stock Market LLC.

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Common Stock and Warrants.

The description of the securities of the Registrant being registered hereunder, is set forth under the heading “Description of New NKGen Securities” contained in the Registrant’s registration statement on Form S-4 (File No. 333-271929), as initially filed with the Commission on May 15, 2023 (the “Registration Statement”), as subsequently amended and supplemented from time to time, and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 29, 2023		NKGEN BIOTECH, INC.

	By:	/s/ Paul Y. Song
Paul Y. Song, M.D.
Chief Executive Officer